UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 14, 2013

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number)

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2013, Internap Network Services Corporation (the “Company”) announced a change in leadership of its sales organization. As a result of this change, the employment of Richard A. Shank, the Company’s former Senior Vice President of Global Sales, terminated November 1, 2013 (the “Separation Date”).

Pursuant to the terms of a General Release and Separation Agreement between the Company and Mr. Shank effective as of November 14, 2013 (the “Separation Agreement”), Mr. Shank will receive (1) a cash payment of $245,000 to be made in 12 equal monthly installments and (2) if he so elects, continued health, dental and vision insurance coverage under the Company’s group health plan for 18 months from the Separation Date at his cost. This separation pay is consistent with the terms of Mr. Shanks’s Employment Security Agreement which the Company has previously disclosed and filed with the Securities and Exchange Commission.

All unvested equity grants previously made to Mr. Shank expired on his Separation Date. The Separation Agreement also provides, among other things, that Mr. Shank will have certain non-competition, non-solicitation and non-disclosure obligations.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	General Release and Separation Agreement, effective November 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: November 18, 2013	By:	/s/ J. Eric Cooney
J. Eric Cooney
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	General Release and Separation Agreement, effective November 14, 2013.